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                           LOAN AND SECURITY AGREEMENT

                                 by and between

                           GREAT LAKES AVIATION, LTD.,

                               an Iowa corporation

                                       and

                             COAST BUSINESS CREDIT,

                      a division of Southern Pacific Bank,

                            a California corporation

                          Dated as of December 31, 1999

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         Coast Business Credit                  Loan and Security Agreement

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                           TABLE OF CONTENTS

                                                   Page


1.       DEFINITIONS...................................1
         Account Debtor................................1
         ACH...........................................1
         Affiliate.....................................1
         Audit.........................................1
         Billed Receivables............................1
         Borrower......................................1
         Borrower's Address............................1
         Business Day..................................1
         Change of Control.............................1
         Clearinghouse Agreement.......................1
         Closing Date..................................2
         Coast.........................................2
         Code..........................................2
         Collateral....................................2
         Credit Limit..................................2
         Default.......................................2
         Deposit Account...............................2
         Dollars or $..................................2
         Early Termination Fee.........................2
         Eligible Foreign Receivables..................2
         Eligible Billed Receivables...................2
         Eligible Receivables..........................2
         Eligible Unbilled Receivables.................3
         Equipment.....................................3
         Event of Default..............................3
         GAAP..........................................3
         General Intangibles...........................3
         Inventory.....................................4
         Investment Property...........................4
         Loan Documents................................4
         Loans.........................................4
         Material Adverse Effect.......................4
         Maturity Date.................................4
         Maximum Dollar Amount.........................4
         Minimum Availability..........................4
         Minimum Initial Availability..................4
         Minimum Monthly Interest......................4
         Obligations...................................4
         Permitted Liens...............................4
         Person........................................5
         Prime Rate....................................5
         Receivable Loans..............................6
         Receivables...................................6
         Renewal Date..................................6
         Renewal Fee...................................6
         Solvent.......................................6
         Slots.........................................6
         Spare Parts...................................6
         Tangible Net Worth............................6
         Unbilled Receivables..........................6
         Solvent.......................................6
         Solvent.......................................6
         Year 2000 Problem.............................6
         Other Terms...................................6

2.       CREDIT FACILITIES.............................7
         2.1      Loans................................7

3.       INTEREST AND FEES.............................7
         3.1      Interest.............................7
         3.2      Fees.................................7

4.       SECURITY INTEREST.............................7

5.       CONDITIONS PRECEDENT..........................7
         5.1      Status of Accounts at Closing........7
         5.2      Minimum Availability.................8
         5.3      Landlord Waiver......................8
         5.4      Executed Agreement...................8
         5.5      Opinion of Borrower's Counsel........8
         5.6      Priority of Coast's Liens............8
         5.7      Insurance............................8
         5.8      Borrower's Existence.................8
         5.9      Organizational Documents.............8
         5.10     Taxes................................8
         5.11     Year 2000 Problem Assessment
                  Certificate..........................8
         5.12     Due Diligence........................8
         5.13     Other Documents and Agreements.......8
         5.14     Intercreditor Agreement - Raytheon...9
         5.15     Payment Instructions Regarding
                  Collections..........................9
         5.16     Cash Advances from United............9
         5.17     Compliance with Directives/
                  Regulations and United Agreement.....9
         5.18     Air Operator Certificate.............9
         5.19     D&O Policy...........................9
         5.20     United Agreement.....................9
         5.21     Clearinghouse Agreement..............9
         5.22     Management Background Checks.........9
         5.23     Raytheon Repurchase of Inventory.....9

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF
         THE BORROWER.................................10
         6.1      Existence and Authority.............10
         6.2      Name; Trade Names and Styles........10
         6.3      Place of Business; Location of
                  Collateral..........................10
         6.4      Title to Collateral; Permitted
                  Liens...............................10
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         6.5      Maintenance of Collateral...........11
         6.6      Books and Records...................11
         6.7      Financial Condition, Statements
                  and Reports.........................11
         6.8      Tax Returns and Payments; Pension
                  Contributions.......................11
         6.9      Compliance with Law.................11
         6.10     Litigation..........................11
         6.11     Use of Proceeds.....................12
         6.12     Year 2000 Compliance................12
         6.13     Compliance with Directives/Regulations
                  and United Agreement................12
         6.14     Air Operator Certificate............12
         6.15     United Agreement....................12
         6.16     Borrower Ownership/Control..........12
         6.17     Third Party Payroll Service.........12
         6.18     ACH Deductions......................12

7.       RECEIVABLES..................................13
         7.1      Representations Relating to
                  Receivables.........................13
         7.2      Representations Relating to Documents
                  and Legal Compliance................13
         7.3      Schedules and Documents relating to
                  Receivables.........................13
         7.4      Collection of Receivables...........13
         7.5      Remittance of Proceeds..............13
         7.6      Disputes............................14
         7.7      Intentionally Deleted...............14
         7.8      Verification........................14
         7.9      No Liability........................14

8.       ADDITIONAL DUTIES OF THE BORROWER............14
         8.1      Financial and Other Covenants.......14
         8.2      Insurance...........................14
         8.3      Reports.............................14
         8.4      Access to Collateral, Books and
                  Records.............................15
         8.5      Negative Covenants..................15
         8.6      Litigation Cooperation..............16
         8.7      Further Assurances..................16

9.       TERM.........................................16
         9.1      Maturity Date.......................16
         9.2      Early Termination...................16
         9.3      Payment of Obligations..............16

10.      EVENTS OF DEFAULT AND REMEDIES...............17
         10.1     Events of Default...................17
         10.2     Remedies ...........................18
         10.3     Standards for Determining
                  Commercial Reasonableness...........19
         10.4     Power of Attorney...................19
         10.5     Application of Proceeds.............21
         10.6     Remedies Cumulative.................21

11.      GENERAL PROVISIONS...........................21
         11.1     Interest Computation................21
         11.2     Application of Payments.............21
         11.3     Charges to Accounts.................21
         11.4     Monthly Accountings.................21
         11.5     Notices.............................21
         11.6     Severability........................22
         11.7     Integration.........................22
         11.8     Waivers.............................22
         11.9     No Liability for Ordinary
                  Negligence..........................22
         11.10    Amendment...........................22
         11.11    Time of Essence.....................22
         11.12    Attorneys Fees, Costs and Charges...22
         11.13    Benefit of Agreement................23
         11.14    Publicity...........................23
         11.15    Paragraph Headings Construction.....23
         11.16    Governing Law; Jurisdiction; Venue..23
         11.17    Mutual Waiver of Jury Trial.........23
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                  COAST

                  LOAN AND SECURITY AGREEMENT

BORROWER:                  GREAT LAKES AVIATION, LTD.,
                           AN IOWA CORPORATION

ADDRESS:                   1965 330TH STREET
                           SPENCER, IOWA  51301

DATE:                      DECEMBER _, 1999

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025, and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 1 below.)


1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACCOUNT DEBTOR" means the obligor on a Receivable or General
Intangible.

         "ACH" means the Airlines Clearing House, Inc., a Delaware corporation.

         "AFFILIATE" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

         "APPROVED ACH DEDUCTION" means those deductions from the amounts otherwise payable to Borrower from the ACH, which have been mutually agreed upon by Borrower and Coast and which are listed on the attached Schedule 6.19.

         "AUDIT" means to inspect, audit and copy Borrower's books and records and the Collateral.

         "BILLED RECEIVABLES" means Receivables for services performed which have been sent to ACH for collection.

         "BORROWER" has the meaning set forth in the introduction to this Agreement.

         "BORROWER'S ADDRESS" has the meaning set forth in the introduction to this Agreement.

         "BUSINESS DAY" means a day on which Coast is open for business.

         "CHANGE OF CONTROL" shall be deemed to have occurred at such time that Douglas G. Voss beneficially owns (as defined in Rule 13d-3 the Securities Exchange Act of 1934) and/or controls less than 51% of the total voting power of all classes of stock or other ownership interests then outstanding of Borrower, normally entitled to vote in the election of directors or analogous governing body.

         "CLEARINGHOUSE AGREEMENT" means that certain Agreement Relating to the Settlement of


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Interline Accounts through Airlines Clearing House, Inc., dated as of February 1, 1948, as amended, by and between Borrower and Airlines Clearing House, Inc., a Delaware corporation.

       "CLOSING DATE" date of the initial funding under this Agreement.

       "COAST" has the meaning set forth in the introduction to this Agreement.

       "CODE" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

       "COLLATERAL" has the meaning set forth in Section 4 hereof.

       "CREDIT LIMIT" means the maximum amount of Loans that Coast may make to Borrower pursuant to the amounts and percentages shown on the Schedule.

       "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

       "DEPOSIT ACCOUNT" has the meaning set forth in Section 9105 of the Code.

       "DOLLARS OR $" means United States dollars.

       "EARLY TERMINATION FEE" means the amount set forth on the Schedule that Borrower must pay Coast if this Agreement is terminated by Borrower or Coast pursuant to Section 9.2 hereof.

         "ELIGIBLE FOREIGN RECEIVABLES" means Receivables arising from Borrower's customers located outside the United States which Coast otherwise approves for borrowing in its sole and absolute discretion. Without limiting the foregoing, Coast will consider the following in determining the eligibility of such Receivables: (i) whether the Receivables are backed by an irrevocable letter of credit satisfactory to Coast (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Coast and is directly drawable by Coast, or (ii) whether the Borrower's customer is a large or rated company having a verifiable credit history, or (iii) whether the Borrower's customer has a twelve (12) month credit history with Borrower, or (iv) whether Borrower's customer is a foreign subsidiary of a customer of Borrower that is a company that was formed and has its primary place of business within the United States, or (v) whether Borrower's customer is a foreign company with a Dun & Bradstreet rating, or (vi) whether the Receivable is covered by credit insurance in form and amount, and by insurer, satisfactory to Coast.

         "ELIGIBLE BILLED RECEIVABLES" means Eligible Receivables for services performed which have been sent to ACH for collection.

         "ELIGIBLE RECEIVABLES" means Receivables and Eligible Foreign Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Coast, in its good faith credit judgment, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate. Eligible Receivables shall not include the following:

              (a) Billed Receivables that: the Account Debtor has failed to pay within the earlier to occur of: (i) 60 days past invoice date, or (ii) 30 days from the date the Receivable is sent to ACH;

              (b) Unbilled Receivables that: the Account Debtor has failed to pay within 30 days of invoice date;

              (c) Receivables owed by an Account Debtor or its Affiliates where twenty-five percent (25%) or more of all Receivables owed by that Account Debtor (or its Affiliates) are deemed ineligible under clauses (a) or
(b) above;

              (d) Receivables with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower, it being understood that United shall not be deemed an Affiliate or agent of Borrower for purposes of this paragraph;

              (e) Receivables with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

              (f) Receivables, other than Eligible Foreign Receivables, that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or
(iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political


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subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Receivable is supported by an irrevocable letter of credit satisfactory to Coast (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Coast and is directly drawable by Coast, or (z) the Receivable is covered by credit insurance in form and amount, and by an insurer, satisfactory to Coast;

              (g) Receivables with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Coast, with the Assignment of Claims Act, 31 U.S.C. Section 3727 or which are deemed eligible by Coast in its sole and absolute discretion), or (ii) any State of the United States (exclusive, however, of Receivables owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

              (h) Receivables with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Receivables;

              (i) Receivables with respect to an Account Debtor (other than United, its parent, subsidiaries and affiliates) whose total obligations owing to Borrower exceed ten percent (10%) of all Eligible Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage, except in the case of Receivables with respect to which the Account Debtor is the Department of Transportation where such percentage will be twenty percent (20%);

              (j) Receivables with respect to which the Account Debtor is subject to any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation proceeding, or becomes insolvent, or goes out of business;

              (k)  Intentionally Omitted;

              (l) Receivables with respect to which the goods giving rise to such Receivable have not been shipped and billed to the Account Debtor, the services giving rise to such Receivable have not been performed and accepted by the Account Debtor, or the Receivable otherwise does not represent a final sale;

              (m) Receivables with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

              (n) Receivables that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

         "ELIGIBLE UNBILLED RECEIVABLES" means Eligible Receivables for services performed which have not been sent to ACH for collection.

         "EQUIPMENT" means, other than Spare Parts, all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other goods (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         "EVENT OF DEFAULT" means any of the events set forth in Section 10.1 of this Agreement.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill


                                       3

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of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

         "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located (including without limitation all Spare Parts, raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

         "INVESTMENT PROPERTY" has the meaning set forth in Section 9115 of the Code as in effect as of the date hereof.

         "LOAN DOCUMENTS" means this Agreement, the agreements and documents listed on Section 5 of the Schedule, and any other agreement, instrument or document executed in connection herewith or therewith.

         "LOANS" has the meaning set forth in Section 2.1 hereof.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower or any guarantor of any of the Obligations, (ii) the ability of Borrower or any guarantor of any of the Obligations to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Coast hereunder or thereunder.

         "MATURITY DATE" means the date that this Agreement shall cease to be effective, as set forth on the Schedule, subject to the provisions of Section
9.1 and 9.2 hereof.

         "MAXIMUM DOLLAR AMOUNT" has the meaning set forth in Section 2 of the Schedule.

         "MINIMUM AVAILABILITY" means, as of any date of determination, (i) all cash of Borrower; PLUS (ii) the applicable Credit Limit; LESS (iii) the Obligations then outstanding.

         "MINIMUM INITIAL AVAILABILITY" means, as of the Closing Date, (i) the applicable Credit Limit, LESS (ii) the Obligation then outstanding.

         "MINIMUM MONTHLY INTEREST" has the meaning set forth in Section 3 of the Schedule.

         "OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees (including attorneys' fees and expenses incurred in bankruptcy), expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Coast.

         "PERMITTED LIENS" means the following:

         (a) liens in favor of Coast;


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         (b) purchase money security interests in specific items of Equipment or Inventory;

         (c) leases of specific items of Equipment;

         (d) liens for taxes, assessments, charges or other governmental levies not yet delinquent or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are being maintained on the books of the Borrower in substantial conformity with GAAP;

         (e) additional security interests and liens consented to in writing by Coast, which consent shall not be unreasonably withheld;

         (f) security interests being terminated substantially concurrently with this Agreement;

         (g) liens of material-men, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent except for those delinquent obligations being contested in good faith by appropriate proceedings so long as such delinquent obligations and liens being contested do not have a Material Adverse Effect upon Coast's rights in the Collateral or Coast's prospects for repayment;

         (h) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (b) or (c) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

         (i) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

         (j) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (k) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; or

         (l) liens in favor of third parties who provide materials and/or services to Borrower involving the overhaul or enhancement of Borrower's aircraft, airframes and engines or who finance the providing of such overhaul or enhancement materials and/or services. Such liens will be limited to a lien against the aircraft receiving the overhaul or enhancement work and the lien will be limited to an amount equal to the cost of the overhaul or enhancement services and materials provided. So long as an Event of Default has not occurred and is continuing, Coast agrees that it will subordinate its lien against such overhauled or enhanced aircraft in favor of the respective third party.

Coast will have the right to require, as a condition to its consent under clause
(e) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

         "PERSON" means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

         "PRIME RATE" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the applicable month, as the base rate on corporate loans at large U.S. money center commercial banks.

         "RAYTHEON INTERCREDITOR AGREEMENT" means that certain intercreditor agreement set forth in Section 5.14 hereof.

         "RECEIVABLE LOANS" means the Loans described in Section 2.1 of the Schedule.

         "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

         "RENEWAL DATE" shall mean the Maturity Date if this Agreement is renewed pursuant to Section 9.1 hereof, and each anniversary thereafter that this Agreement is renewed pursuant to Section 9.1 hereof.

         "RENEWAL FEE" means the fee that Borrower must pay Coast upon renewal of this Agreement pursuant to Section 9.1 hereof, in the amount set forth on the Schedule.

         "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

         "SLOTS" means an interval within a daily time period at a particular airport during which Borrower may execute either an airplane take off or landing.

         "SPARE PARTS" means all of Borrower's now owned and hereafter acquired aircraft engines, propellers, appliances, spare parts, avionics, accessories, instruments, rotables, equipment (including ground support equipment), subassemblies, tools, kits, consumables, components and related items for installation in or use in connection with Borrower's aircraft.

         "TANGIBLE NET WORTH" means consolidated Owner's equity, PLUS subordinated debt otherwise permitted hereunder, LESS, goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items, and any other assets of Borrower that would be treated as intangible assets on Borrower's balance sheet prepared in accordance with GAAP.

         "UNBILLED RECEIVABLES" means Receivables for services performed which have not been sent to ACH for collection.

         "UNITED" means United Airlines, Inc., a Delaware corporation.

         "UNITED AGREEMENT" means the code sharing agreement between Borrower and United which entitles Borrower, among other things, to be a United Express carrier.

         "YEAR 2000 PROBLEM" means the risk that computer systems, software and applications used by a Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any dates after December 31, 1999.

         "OTHER TERMS." All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2.       CREDIT FACILITIES.

         2.1 LOANS. Coast will make loans to Borrower (the "Loans"), in amounts and in percentages to be determined by Coast in its good faith credit judgment, up to the Credit Limit, provided no Default or Event of Default has occurred and is continuing. In addition, Coast may create reserves against the Loans which otherwise would be available under this Agreement including, without limitation, creating reserves for (a) accounts payable which have become past due pursuant to Sections 5.1 and 6.20 and (b) a Two Hundred Thousand Dollar ($200,000) reserve for prospective payments due to Raytheon under the Term Out as described as in Section 5.23 hereof (the "Term Out Reserve"), with such Term Out Reserve to be released at Coast's sole and absolute discretion. Lastly, Coast may reduce its advance rates based upon Eligible Receivables without declaring a Default or an Event of Default if it determines that there has occurred a Material Adverse Effect.

3.       INTEREST AND FEES

         3.1 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Coast's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Coast Minimum Monthly Interest during the term of this Agreement with respect to the Receivable Loans in the amount set forth on the Schedule.

         3.2 FEES. Borrower shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are deemed fully earned and are nonrefundable.

4.       SECURITY INTEREST.

         To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Coast a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Equipment, Investment Property, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing; and all Spare Parts with respect only to Borrower's Beechcraft Model 1900 type aircraft, and all proceeds of any of the foregoing (the "Beechcraft 1900 Inventory"). All of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral". As more specifically set forth in the Raytheon Intercreditor Agreement, Coast's security interest in the Beechcraft 1900 Inventory will continue until the full satisfaction of the Raytheon Obligations and the termination of Raytheon's security interests in the assets of Borrower, at which time Coast will terminate its security interest. Notwithstanding the foregoing, Coast will not obtain a security interest in: (a) any of Borrower's Slots, and (ii) any of Borrower's Brasilia aircraft, engines, propellers or Spare Parts which are subject to lease or finance arrangements. Concurrently with the Closing Date, Coast will perfect its security interest in Borrower's Deposit Accounts consisting of Borrower's payroll account, disbursement account and a concentration account maintained with Bank of America in Spencer, Iowa. Coast does not intend to take further action to perfect its lien on Borrower's other Deposit Accounts although Coast reserves the right to do so at any time.

5.       CONDITIONS PRECEDENT.

         The obligation of Coast to make the Loans is subject to the satisfaction, in the sole discretion of Coast, at or prior to the first advance of funds hereunder, of each, every and all of the following conditions:

         5.1 STATUS OF ACCOUNTS. On the Closing Date, no accounts payable shall be due and unpaid sixty (60) days past its due date or ninety (90) days past its invoice date except for such accounts payable being contested in good faith in appropriate proceedings and for which documentation has been provided acceptable to Coast in its sole and absolute discretion. Notwithstanding the foregoing, Borrower's accounts payable owing to Raytheon and Pratt &

Whitney may exceed the above time limitations provided that Borrower provides Coast with documentation or other assurances, as requested by Coast in its sole and absolute discretion, that exceeding such time limitations is in the ordinary course of dealing and trade practice with these respective creditors provided, however, that any enforcement step taken by either of these creditors will immediately negate the effectiveness of this provision. Borrower reaffirms that if such documentation or assurances are not provided, Coast is entitled to establish reserves as set forth in
Section 2.1 of the Agreement.

         5.2 MINIMUM INITIAL AVAILABILITY. Borrower shall have Minimum Initial Availability immediately following the initial funding in the amount set forth on the Schedule.

         5.3 LANDLORD WAIVER. Coast shall have received duly executed landlord waivers and access agreements in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, and, when deemed appropriate by Coast, in form for recording in the appropriate recording office, with respect to the leased locations listed on Schedule 5.3.

         5.4 EXECUTED AGREEMENT. Coast shall have received this Agreement duly executed and in form and substance satisfactory to Coast in its sole and absolute discretion.

         5.5 OPINION OF BORROWER'S COUNSEL. Coast shall have received an opinion of Borrower's counsel, which opines, among other things, that the expenses (including legal expenses) and claims arising from that certain aircraft collision involving Borrower, which occurred in Quincy, Illinois on November 19, 1996, are covered by Borrower's insurance. Said opinion shall be in form and substance satisfactory to Coast in its sole and absolute discretion.

         5.6 PRIORITY OF COAST'S LIENS. Coast shall have received the results of "of record" searches satisfactory to Coast in its sole and absolute discretion, reflecting its Uniform Commercial Code filings against Borrower indicating that Coast has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens.

         5.7 INSURANCE. Counsel to Coast shall have reviewed all necessary insurance requirements imposed upon Borrower by, among others, the Federal Aviation Administration, the Department of Transportation, any other governmental entity and United and shall have determined that Borrower is in compliance with said requirements. Coast shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with
Section 8.2 hereof, including lender's loss payee endorsements.

         5.8 BORROWER'S EXISTENCE. Coast shall have received copies of Borrower's articles or certificate of incorporation and all amendments thereto, and a Certificate of Good Standing, each certified by the Secretary of State of the state of Borrower's organization, and dated a recent date prior to the Closing Date, and Coast shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.

         5.9 ORGANIZATIONAL DOCUMENTS. Coast shall have received copies of Borrower's By-laws and all amendments thereto, and Coast shall have received copies of the resolutions of the board of directors of Borrower, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower to execute the same on behalf of Borrower, in each case certified by the Secretary or other acceptable officer of Borrower as of the Closing Date.

         5.10 TAXES. Coast shall have received evidence from Borrower that Borrower has complied with all tax withholding and Internal Revenue Service regulations, in form and substance satisfactory to Coast in its sole and absolute discretion.

         5.11 YEAR 2000 PROBLEM ASSESSMENT CERTIFICATE. Coast shall have received a certificate from the relevant officer of Borrower to the effect that, after due inquiry made to Borrower's material suppliers, vendors and customers, Borrower knows of no facts that would cause Borrower to reasonably believe that the Year 2000 Problem will cause a Material Adverse Effect.

         5.12 DUE DILIGENCE. Coast shall have completed its due diligence with respect to Borrower.

         5.13 OTHER DOCUMENTS AND AGREEMENTS. Coast shall have received such other agreements, instruments and documents as Coast may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Coast in Coast's sole and absolute discretion, and in form for filing in the appropriate filing office, including, but not limited to, those documents listed in Section 5 of the Schedule.

         5.14 INTERCREDITOR AGREEMENT - RAYTHEON. Coast shall have received an executed intercreditor agreement from Raytheon Aircraft Corporation and its financing affiliate Raytheon Aircraft Credit Corporation (collectively, "Raytheon") wherein, among other things, Raytheon agrees to release its liens against Borrower's Accounts and Inventory as more specifically set forth in said intercreditor agreement. The form and substance of said intercreditor agreement shall be acceptable to Coast in its sole and absolute discretion.

         5.15 PAYMENT INSTRUCTIONS REGARDING COLLECTIONS. Coast, Borrower and Chase Manhattan Bank as the "Clearing Bank", shall have established payment instructions which provide that proceeds of payments on Receivables under the Clearinghouse Agreement will be remitted directly to Coast, with the form and content of said payment instructions to be in form and substance satisfactory to Coast in its sole and absolute discretion.

         5.16 CASH ADVANCES FROM UNITED. Coast shall have received an agreement from United wherein United agrees not to make cash advances to Borrower under any circumstances including, without limitation, advances against tickets generated by Borrower's airline operations, with the form and content of said agreement to be acceptable to Coast in its sole and absolute discretion.

         5.17 COMPLIANCE WITH DIRECTIVES/ REGULATIONS AND UNITED AGREEMENT. Coast shall have received satisfactory evidence that Borrower is in compliance with: (1) all directives/regulations of the Federal Aviation Administration, the Department of Transportation and any other governmental entities, and (2) all provisions of the United Agreement, where the failure to comply with same could result in a Material Adverse Effect.

         5.18 AIR OPERATOR CERTIFICATE. Coast shall have completed its review of Borrower's Air Operator Certificate, with the results of said review to be acceptable to Coast in its sole and absolute discretion.

         5.19 D&O POLICY. Coast shall received and reviewed Borrower's Directors and Officers Liability Policy ("D&O Policy"), with the results of said review to be acceptable to Coast in its sole and absolute discretion.

         5.20 UNITED AGREEMENT. Coast shall have received and Coast's counsel shall have reviewed the existing United Agreement and any and all other agreements with United, with the results of said review to be acceptable to Coast in its sole and absolute discretion. In addition, Borrower shall have caused United to deliver a letter addressed to Coast confirming the existing relationship between Borrower and United (the "Letter of Understanding"), with the form and content of the Letter of Understanding to be acceptable to Coast in its sole and absolute discretion.

         5.21 CLEARINGHOUSE AGREEMENT. Coast shall have received and Coast's counsel shall have reviewed the Clearinghouse Agreement and associated documents, with the results of said review to be acceptable to Coast in its sole and absolute discretion.

         5.22 MANAGEMENT BACKGROUND CHECKS. Coast shall have received the results of a management background check, including without limitation, a TRW, a tax lien and litigation search, LEXIS/NEXIS search and such other due diligence as Coast my deem necessary on Douglas G. Voss, with said background check to be satisfactory to Coast in its sole and absolute discretion.

         5.23 RAYTHEON REPURCHASE OF INVENTORY. Borrower and Raytheon shall have entered into an agreement for the repurchase by Raytheon of Borrower's Inventory (the "Inventory Return") in an amount sufficient to repay all indebtedness owing from Borrower to Raytheon under that certain
[Agreement Pertaining to Loans and Leases (Great Lakes)] dated as of
[July 11, 1997] (together with all other instruments entered into in connection with the transactions contemplated therein (the "Raytheon Loan Agreement")), with such Inventory Return to be completed by March 31, 2000. Borrower's repayment of all indebtedness owing under the Raytheon Loan Agreement will be accomplished through a combination of a Five Million Dollar ($5,000,000) cash payment to Raytheon from the initial advance of funds hereunder together with such Inventory Return. Such agreement between Borrower and Raytheon shall also provide, that in the event that there does not exist sufficient Inventory for repurchase to satisfy the indebtedness owing to Raytheon in full, Raytheon agrees to term out the then remaining Raytheon indebtedness over a twenty-four month (24) month period (the "Term Out") commencing April 30, 2000 and ending on March 31, 2002. Coast is to be provided with documentation and other assurances, as required by Coast in its sole and absolute discretion, evidencing the consummation of such Inventory Repurchase and Term Out, if any, and the release by Raytheon of its security interest in, among other things, Borrower's Accounts and Inventory pursuant to the terms of the Raytheon Intercreditor Agreement. Notwithstanding the foregoing, Raytheon will retain their lien rights on any aircraft of Borrower which they are leasing or financing.

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

         In order to induce Coast to enter into this Agreement and to make Loans, Borrower represents and warrants to Coast as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

         6.1 EXISTENCE AND AUTHORITY. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (a) have been duly and validly authorized, (b) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (c) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (d) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

         6.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Coast thirty (30) days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name where the failure to comply could result in a Material Adverse Effect.

         6.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The Borrower's chief executive office is, as of the date hereof, located at 1965 330th Street, Spencer, Iowa 51301; which chief executive office the Borrower plans to move, beginning on or about January 1, 2000, to Cheyenne, Wyoming. As of the date hereof, the Borrower has places of business at the locations set forth on
Schedule 6.3. The Borrower will give Coast at least thirty (30) days' prior written notice before opening any additional place of business or changing its chief executive office. As of the date hereof, the Collateral, other than
(i) mobile Equipment, such as aircraft and engines, currently in use in the ordinary course of business; (ii) Deposit Accounts, Investment Property, chattel paper, instruments and similar property maintained or held by or on behalf of the Borrower at other locations in the ordinary course of business;
(iii) Equipment maintained or stored off-site for repair, refurbishment, maintenance or similar purposes in the ordinary course of business; (iv) Equipment at other locations with a fair market value of not more than $1,000,000 in the aggregate, is located only at the Borrower's chief executive office and at the locations set forth on Schedule 6.3, and the Borrower will give Coast at least thirty (30) days' prior written notice before moving any such Collateral to a location other than the Borrower's chief executive office or the locations set forth on Schedule 6.3.

         6.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Borrower has disclosed the extent of any and all of the Collateral. Borrower agrees that at all times Coast is to have a first priority and enforceable security interest in all of the

Collateral, subject only to the Permitted Liens. Borrower agrees that at all times it will keep Coast advised as to the extent of the Collateral, will defend Coast and the Collateral against all claims of others, and will take any other action necessary, from time to time, that Coast requests to cause Coast to have such a first priority-perfected and enforceable security interest. No material part of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

         6.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Coast in writing of any material loss or damage to the Collateral.

         6.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

         6.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Coast have been, and will be, prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no Material Adverse Effect. Borrower is now and will continue to be Solvent.

         6.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower where the failure to file or pay could result in a Material Adverse Effect. Borrower may, however, defer payment of any contested taxes, provided that Borrower
(i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted,
(ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower where such liability could result in a Material Adverse, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

         6.9 COMPLIANCE WITH LAW. Borrower is presently in compliance, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters in each case where to failure to comply could have a Material Adverse Effect.

         6.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in a Material Adverse Effect. Any and all such presently existing claims, suits, litigation, proceedings or investigations, set forth in Section 6.10 of the Schedule, are covered by Borrower's insurance. Borrower will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving an amount set forth on the Schedule.

         6.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

         6.12 YEAR 2000 COMPLIANCE. Upon the earlier to occur of: (1) December 1, 1999, or (2) when required by United, Borrower shall be Year 2000 compliant and Borrower shall deliver to Coast a Year 2000 Problem Assessment Certificate which states, among other things, that as the result of a comprehensive review and assessment undertaken by Borrower of Borrower's computer systems, software and applications and after due inquiry made of Borrower's material suppliers, vendors and customers Borrower represents and warrants that the Year 2000 problem will not result in a Material Adverse Effect.

         6.13     INTENTIONALLY OMITTED.

         6.14 COMPLIANCE WITH DIRECTIVES/ REGULATIONS AND UNITED AGREEMENT. Borrower at all times shall be in compliance with: (1) all directives/regulations of the Federal Aviation Administration, the Department of Transportation and any other governmental entities, and (2) all provisions of the United Agreement, in each case where the failure to comply with same could result in a Material Adverse Effect.

         6.15 AIR OPERATOR CERTIFICATE. Borrower shall at all times maintain a valid and effective Air Operator Certificate.

         6.16 UNITED AGREEMENT. Borrower shall use its good faith best efforts to renew the existing United Agreement or enter into a new code sharing agreement with United, with the form and content of either to be acceptable to Coast in its sole and absolute discretion. Borrower also agrees that it will provide Coast with any notice of termination of the existing United Agreement immediately upon its occurrence.

         6.17 BORROWER OWNERSHIP/CONTROL. At all times, Douglas G. Voss ("Voss") must beneficially own and/or control at least 51% of Borrower's voting stock. Notwithstanding the foregoing, a transfer of any ownership interest of Voss which would result in Voss owning less than 51% of Borrower's voting stock will be permitted so long as: (a) the transfer is for bona-fide estate planning purposes, (b) Voss retains control of such transferred stock including, without limitation the right to vote such stock,
(c) the ultimate ownership, management and control of Borrower remains with Voss and Voss continues to remain as the active Chairman and Chief Executive Officer of Borrower, and (d) an Event of Default has not occurred and is continuing. Borrower agrees that it will provide all documentation and information requested by Coast so that Coast can determine Borrower's compliance with the foregoing terms.

         6.18 THIRD PARTY PAYROLL SERVICE. At all times, Borrower must maintain a third party payroll service acceptable to Coast in its sole and absolute discretion.

         6.19 ACH DEDUCTIONS. Borrower agrees that it will make no changes in the "Approved ACH Deductions" with the ACH without Coast's prior written approval.

        6.20 ONGOING STATUS OF ACCOUNTS. At all times, none of Borrower's accounts payable shall be due and unpaid sixty (60) days past its due date or ninety (90) days past its invoice date except for such accounts being contested in good faith in appropriate proceedings and for which documentation has been provided acceptable to Coast in its sole and absolute discretion. Notwithstanding the foregoing, Borrower's accounts payable owing to Raytheon and Pratt & Whitney may exceed the above time limitations provided that Borrower provides Coast with documentation or other assurances, as requested by Coast in its sole and absolute discretion, that exceeding such time limitations is in the ordinary course of dealing and trade practice with these respective creditors provided, however, that any enforcement step taken by either of these creditors will immediately negate the effectiveness of this provision. Borrower reaffirms that if such documentation or assurances are not provided, Coast is entitled to establish reserves as set forth in Section
2.1 of the Agreement.

         6.21 FUTURE ENCUMBRANCE OF BEECHCRAFT 1900 INVENTORY. In the event that Borrower at any time grants a lien on its Beechcraft 1900 Inventory (other than the currently existing liens that exist in favor of Coast and Raytheon as of the Closing Date) for any purpose including, without limitation, in conjunction with obtaining Inventory financing or in order to obtain extended payment terms on its obligations, Borrower will concurrently grant a second priority security interest in favor of Coast in any and all of its Beechcraft 1900 Inventory.

7.       RECEIVABLES

         7.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to Coast as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.

         7.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Coast as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

         7.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to Coast via facsimile, unless otherwise directed by Coast, at such locations and at such intervals as Coast may request, transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Coast's standard forms; PROVIDED, HOWEVER, that Borrower's failure to execute and deliver the same shall not affect or limit Coast's security interest and other rights in all of Borrower's Receivables, nor shall Coast's failure to advance or lend against a specific Receivable affect or limit Coast's security interest and other rights therein. Loan requests received after 10:30 A.M. Los Angeles, California time, will not be considered by Coast until the next Business Day. Borrower shall, from time to time as requested by Coast, furnish Coast with copies (or, at Coast's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Coast an aged accounts receivable trial balance in such form and at such intervals as Coast shall request. In addition, Borrower shall deliver to Coast the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary indorsements, all of which shall be with recourse. Borrower shall also provide Coast with copies of all credit memos as and when requested by Coast.

         7.4 COLLECTION OF RECEIVABLES. All payments on, and proceeds of, Receivables shall be remitted directly to Coast from the ACH pursuant to an agreement between Borrower, Coast and ACH which is acceptable to Coast in its sole discretion, or shall be deposited by Borrower into a lockbox or blocked account as Coast may specify. Coast or its designee may, at any time, notify Account Debtors that Coast has been granted a security interest in the Receivables. Coast shall promptly apply all payments on, and proceeds of, Receivables to the Obligations in such order as Coast shall determine, and, if all Obligations have been repaid in full, Coast agrees to promptly remit any excess collections on Receivables to Borrower.

         7.5 REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered to Coast within one (1) Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Coast. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

         7.6 DISPUTES. During the occurrence and continuance of an Event of Default, Borrower shall notify Coast promptly of all disputes or claims relating to Receivables. Absent the occurrence and continuance of an Event of Default, Borrower will notify Coast of a dispute or claim relating to a single Receivable in excess of $50,000, or more, or involving Receivables in an aggregate amount of $200,000 or more. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (a) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Coast on the regular reports provided to Coast; (b) no Default or Event of Default has occurred and is continuing; and (c) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Coast may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Coast considers advisable in its reasonable credit judgment and, in all cases, Coast shall credit Borrower's Loan account with only the net amounts received by Coast in payment of any Receivables.

         7.7      INTENTIONALLY DELETED

         7.8 VERIFICATION. Coast may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Coast or such other name as Coast may choose.

         7.9 NO LIABILITY. Coast shall not under any circumstances be responsible for any error, act, omission or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith in a commercially reasonable manner for less than the full amount thereof, nor shall Coast be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Coast from liability for its own gross negligence or willful misconduct.

8.       ADDITIONAL DUTIES OF THE BORROWER

         8.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

         8.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require and as required by the Federal Aviation Administration, the Department of Transportation, any other governmental entity, and United, and Borrower shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Coast as an additional insured, and all property casualty and related insurance policies of Borrower covering Collateral shall name Coast as a loss payee thereon and Borrower shall cause a lender's loss payee endorsement in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Coast shall release to Borrower insurance proceeds with respect to Equipment totaling less than the amount set forth in Section 8 of the Schedule, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Coast copies of all reports made to insurance companies.

         8.3 REPORTS. Borrower, at its expense, shall provide Coast with the written reports set forth in Section 8 of the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.

         8.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times but not less frequently than quarterly and on one (1) Business Day's notice, Coast, or its agents, shall have the right to perform Audits. Coast shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be at Borrower's expense and the charge for the Audits shall be Seven Hundred Fifty Dollars ($750) per person per day (or such higher amount as shall represent Coast's then current standard charge for the same), plus reasonable out-of-pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement. Borrower shall also take all necessary steps to assure that its material accounting and software, systems and applications, and those of its accounting firm, service bureau or any other third party vendor or supplier, will, on a timely basis, adequately and completely address the Year 2000 Problem in all material respects.

         8.5 NEGATIVE COVENANTS. Borrower shall not, without Coast's prior written consent, do any of the following:

              (a) merge or consolidate with another entity, except in a transaction in which (i) the owners of the Borrower hold at least fifty percent (50%) of the ownership interest in the surviving entity immediately after such merger or consolidation, and (ii) the Borrower is the surviving entity;

              (b) acquire any assets, except (i) in the ordinary course of business, which for purposes of this paragraph shall be deemed to include aircraft, engines, propellers, Spare Parts and Equipment related thereto, acquired for use by Borrower in connection with Borrower's business as presently conducted, or (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of the amount set forth in Section 8 of the Schedule;

              (c) except as provided in (n) below; enter into any other transaction outside the ordinary course of business;

              (d) sell or transfer any Collateral, except for: (i) the sale, in the ordinary course of business, of obsolete or unneeded Equipment and Spare Parts Inventory (which Borrower will no longer consume and which is outside Borrower's rotation schedule of Spare Parts used in its aircraft), and (ii) the sale or transfer of other Collateral with the prior written consent of Coast.

              (e) store any Collateral with any warehouseman or other third party unless Coast has been provided with a warehouseman/bailee letter, substantially in the form as the warehouseman/bailee letters attached to this Agreement as Schedules 8.5(e)1 and 8.5(e)2 , respectively. The acceptability of such warehouseman/bailee letters will be determined by Coast in its sole and absolute discretion. Notwithstanding the foregoing, the following will be excepted from the provisions of this subparagraph: (i) Borrower's Equipment maintained or stored off-site for repair, refurbishment, maintenance or similar purposes in the ordinary course of business, and (ii) Equipment with a fair market value of not more than One Million Dollars ($1,000,000) in the aggregate.

              (f) sell any Collateral on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

              (g) make any loans of any money or other assets, except (i) advances to customers or suppliers in the ordinary course of business, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;

              (h) except as provided in (n) below; incur any debts, outside the ordinary course of business, which would have a Material Adverse Effect;

              (i) incur any debts with United outside of the ordinary course of business between Borrower and United including, without limitation, obtaining advances from United against tickets generated by Borrower's airline operations.

              (j) guarantee or otherwise become liable with respect to the obligations of another party or entity;

              (k) pay or declare any dividends or distributions on the ownership interests in Borrower (except for dividends or distributions payable solely in stock form of ownership interests in Borrower);

              (l) make any change in Borrower's capital structure which would have a Material Adverse Effect; or

              (m)      dissolve or elect to dissolve; or

              (n) grant a lien on or security interest in Inventory; except in connection with and limited to Borrower's obtaining new financing on Inventory or to secure the extension by an inventory supplier of extended payment terms, and then, in either case, only upon the granting by Borrower of a second lien on and security interest in Inventory to Coast, subject to terms, conditions and documentation acceptable to Coast, in its reasonable discretion.

         Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default is continuing or would occur as a result of such transaction.

         8.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Coast with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Coast, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

        8.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Coast, to execute all documents and take all actions, as Coast, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

9.       TERM

         9.1 MATURITY DATE. This Agreement shall continue in effect until the Maturity Date; provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than ninety (90) days prior to the Maturity Date or the next Renewal Date, that such party elects to terminate this Agreement effective on the Maturity Date or such next Renewal Date. In the event that such ninety (90) day notice is given, the Early Termination Fee provision set forth in Section 9.2 will not be applicable. If this Agreement is renewed under this Section 9.1, Borrower shall pay to Coast a Renewal Fee in the amount shown in Section 3 of the Schedule. The Renewal Fee shall be due and payable on the Renewal Date and thereafter shall bear interest at a rate equal to the rate applicable to the Loans.

         9.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (a) by Borrower, effective three (3) Business Days after written notice of termination is given to Coast; or (b) by Coast at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Coast under this Section 9.2, Borrower shall pay to Coast an Early Termination Fee in the amount shown in Section 3 of the Schedule. The Early Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Loans.

         9.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Coast's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Coast, Coast may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve Borrower of any Obligation to Coast, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Coast shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests.

10.      EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Coast immediate written notice thereof:

              (a) Any warranty, representation, statement, report or certificate made or delivered to Coast by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading and results in a Material Adverse Effect; or

              (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or

              (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit and Borrower shall fail to cause the Credit Limit to equal or exceed the total Obligations outstanding within two
(2) days of such imbalance; or

              (d) Borrower shall fail to deliver the proceeds of Collateral to Coast as provided in Section 7.5 above, or shall fail to give Coast access to its books and records or Collateral as provided in Section 8.4 above, or shall breach any negative covenant set forth in Section 8.5 above; or

              (e) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

              (f) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five (5) Business Days after written notice from Coast to Borrower pursuant to the provisions of Section 11.5; or

              (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or

              (h) any default or event of default, resulting in acceleration of the underlying obligation, occurs under any obligation secured by a Permitted Lien, which: (i) is not cured within any applicable cure period;
(ii) is not waived in writing by the holder of the Permitted Lien; or (iii) is not being contested in good faith by appropriate proceedings; provided, however, that any such default or Event of Default being contested does not constitute a Material Adverse Effect on Coast's prospects for repayment and Coast's rights in the Collateral; or

              (i) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect. For the purposes of this paragraph any contract with or obligation owing to Raytheon will be deemed material; or

              (j) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

              (k) the commencement of any proceeding against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is (i) not timely controverted, or (ii) not cured by the dismissal thereof within forty-five (45) days after the date commenced; or

              (l)      Intentionally Omitted.

              (m)      Intentionally Omitted.

              (n) Borrower makes any payment on account of indebtedness or obligations which has been subordinated to the Obligations, other than as permitted in an applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement. Coast agrees that, as of the Closing Date, there is no subordinated indebtedness or obligations; or

              (o) Except as permitted under Section 8.5(a), Borrower shall suffer or experience any Change of Control without Coast's prior written consent, which consent shall be in the discretion of Coast in the exercise of its reasonable business judgment; or

              (p) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

              (q) there shall be any Material Adverse Effect.

Coast may cease making any Loans or extending any credit hereunder during any of the above cure periods.

         10.2 REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

              (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

              (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

              (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Coast without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; PROVIDED, HOWEVER, that should Coast seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives:

                   (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession;

                   (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof;

                   (iii) and any requirement that Coast retain possession of, and not dispose of, any such Collateral until after trial or final judgment;

              (d) Require Borrower to assemble any or all of the Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and Borrower, and to remove the Collateral to such locations as Coast may deem advisable;

              (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Coast is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Coast's benefit;

              (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Coast shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition. Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

              (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Coast to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims subject to the provisions of Section 7.9, and settle Receivables and the like for less than face value; and

              (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.

         All attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast (including attorneys' fees and expenses incurred in connection with bankruptcy) with respect to the foregoing shall be due from the Borrower to Coast on demand. Coast may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Loans. Without limiting any of Coast's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

         10.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Coast agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:

              (a) Notice of the sale is given to Borrower at least seven (7) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven (7) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;

              (b) Notice of the sale describes the collateral in general, non-specific terms;

              (c) The sale is conducted at a place designated by Coast, with or without the Collateral being present;

              (d) The sale commences at any time between 8:00 a.m. and 6:00 p.m. Los Angeles, California time;

              (e) Payment of the purchase price in cash or by cashier's check or wire transfer is required; and

              (f) With respect to any sale of any of the Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.

         Coast shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

         10.4 POWER OF ATTORNEY. Borrower grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Coast agrees to exercise the following powers in a commercially reasonable manner:

              (a) Execute on behalf of Borrower any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of Borrower or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

              (b) After and during the continuance of an Event of Default, execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest;

              (c) After and during the continuance of an Event of Default, execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

              (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession;

              (e) Endorse all checks and other forms of remittances received by Coast;

              (f) After and during the continuance of an Event of Default, pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

              (g) After and during the continuance of an Event of Default, grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

              (h) After and during the continuance of an Event of Default, pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

              (i) After and during the continuance of an Event of Default, settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

              (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and

              (k) After and during the continuance of an Event of Default, take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.

Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast (including attorneys' fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Loans. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Borrower. Borrower shall pay, indemnify, defend, and hold Coast and each of its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that: (i) a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person; (ii) relates to claims, demands, suits, actions, investigations, proceedings, litigation or damages instituted or asserted by or on behalf of any governmental or supervisory authority that does not involve misconduct on the part of the Borrower; or
(iii) relates to disputes between or among Coast and its assignees, participants, syndication lenders or any other Person that does not involve misconduct on the part of the Borrower. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         10.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Coast first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Coast shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Coast of the cash therefor.

         10.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Coast shall have all the other rights and remedies accorded a secured party in equity, under the Code, and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed.

11.      GENERAL PROVISIONS

         11.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Coast (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Coast on account of the Obligations two (2) Business Days after receipt by Coast of immediately available funds, and, for purposes of the foregoing, any such funds received after 10:30 AM Los Angeles, California time, on any day shall be deemed received on the next Business Day. Coast shall be entitled to charge Borrower's account for such two (2) Business Days of "clearance" or "float" at the rate(s) set forth in
Section 3 of the Schedule on all checks, wire transfers and other items received by Coast, regardless of whether such two (2) Business Days of "clearance" or "float" actually occur, and shall be deemed to be the equivalent of charging two (2) Business Days of interest on such collections. This across-the-board two (2) Business Day clearance or float charge on all collections is acknowledged by the parties to constitute an integral aspect of the pricing of Coast's financing of Borrower. Coast shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Coast in its sole discretion, and Coast may charge Borrower's loan account for the amount of any item of payment which is returned to Coast unpaid.

         11.2 APPLICATION OF PAYMENTS. Subject to Section 7.5 hereof, all payments with respect to the obligations may be applied, and in Coast's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Coast shall determine in its sole discretion.

         11.3 CHARGES TO ACCOUNTS. Coast may, in its discretion, require that Borrower pay monetary Obligations in cash to Coast, or charge them to Borrower's Loan account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Loans.

         11.4 MONTHLY ACCOUNTINGS. Coast shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Absent manifest error, such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrower notifies Coast in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

         11.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, facsimile or certified mail return receipt requested, addressed to Coast or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the

Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, faxed (at time of confirmation of transmission), or at the expiration of one (1) Business Day following delivery to the private delivery service, or three (3) Business Days following the deposit thereof in the United States mail, with postage prepaid, or the date of delivery as shown on the return receipt, whichever is later.

         11.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         11.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

         11.8 WAIVERS. The failure of Coast at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which Borrower is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

         11.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.

         11.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Coast.

         11.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

         11.12 ATTORNEYS FEES, COSTS AND CHARGES. Borrower shall reimburse Coast for all attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any attorneys' fees and costs (including attorneys' fees and expenses incurred pursuant to bankruptcy) Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to Borrower. If either Coast or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy), including (but not limited to) attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges (including attorneys' fees and expenses incurred pursuant to bankruptcy) and other fees, costs and charges to which Coast may be entitled pursuant to this Agreement may be charged by Coast to Borrower's loan account and shall thereafter bear interest at the same rate as the Loans. Coast agrees that it will provide Great Lakes with reasonable documentation of expenses for which reimbursement is sought provided that Coast will not be required to provide any documentation which would result in the waiver of Coast's attorney-client privilege.

         11.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Coast; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrower from its liability for the Obligations. Coast may assign its rights and delegate its duties hereunder without the consent of Borrower provided that any successor to Coast must be a commercial financial institution. Coast reserves the right to syndicate all or a portion of the transaction created herein or sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Coast's rights and benefits hereunder. In connection with any such syndication, assignment or participation, Coast may, subject to the confidentiality provisions of
Section 11.18, disclose all documents and information which Coast now or hereafter may have relating to Borrower or Borrower's business. To the extent that Coast assigns its rights and obligations hereunder to a third Person and such third person assumes Coast's obligations, Coast thereafter shall be released from such assigned obligations to Borrower.

         11.14 PUBLICITY. Coast is hereby authorized, at its expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

        11.15 PARAGRAPH HEADINGS CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Borrower under any rule of construction or otherwise.

         11.16 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Borrower shall be governed by the internal laws of the State of California, without regard to its conflicts of law principles. As a material part of the consideration to Coast to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

         11.17 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         11.18 CONFIDENTIALITY. Coast will maintain the confidentiality of any non-public information marked as confidential and relating to the business operations and methodology of

Borrower and financial performance of Borrower ("Borrower Information") provided to Coast solely by the Borrower as required under the terms of this Agreement, and will not disclose Borrower Information to any person, other than employees, agents, attorneys or accountants of Coast. Coast will not disclose Borrower information to any other party unless, prior to such disclosure, Coast obtains an executed acknowledgment binding such party to maintain the confidentiality of the information, prohibiting its disclosure except for the purposes permitted under this Agreement, and agreeing that the information may not be used to complete with the Borrower in any way. In the event Coast receives a subpoena or other process for any Borrower Information, it will immediately give notice in writing of the subpoena or other process, including a copy thereof, to Borrower.

BORROWER:

GREAT LAKES AVIATION, LTD.,
AN IOWA CORPORATION

By    /s/    Doug G. Voss
  ------------------------
President or Vice President

By
  ------------------------
   Secretary or Ass't Secretary

COAST:

COAST BUSINESS CREDIT,
a division of Southern Pacific Bank

By       /s/    John C. Steiner
  ------------------------------
Title:       VP
     -----------------------------

                  COAST

                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWER:                  GREAT LAKES AVIATION, LTD.,
                           AN IOWA CORPORATION

ADDRESS:                   1965 330TH STREET
                           SPENCER, IOWA  51301

DATE:                      DECEMBER 31, 1999

This Schedule forms an integral part of the Loan and Security Agreement between Coast Business Credit, a division of Southern Pacific Bank, a California corporation and the above-borrower of even date.

--------------------------------------------------------------------------------
SECTION 2 - CREDIT FACILITIES

   SECTION 2.1 -     CREDIT LIMIT:  Loans in a total amount at any time
                                    outstanding not to exceed the lesser
                                    of Twenty Million Dollars ($20,000,000) at
                                    any one time outstanding (the "Maximum
                                    Dollar Amount"), or an amount not to
                                    exceed 85% of the amount of Borrower's
                                    Eligible Billed Receivables and Eligible
                                    Unbilled Receivables (as defined in
                                    Section 1 of the Agreement).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


SECTION 3 -  INTEREST AND FEES

   SECTION 3.1 -    INTEREST RATE:  A rate equal to the Prime Rate plus
                                    one-half of one percent (.50%) per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest Prime Rate in effect during the prior month, but in no event shall the rate of interest charged on any Loans in any month be less than 8% per annum.

--------------------------------------------------------------------------------
   SECTION 3.1 -  MINIMUM MONTHLY
                  INTEREST:           An amount equal to the interest that would
                                      have accrued had the daily aggregate
                                      outstanding balance of all Loans been
                                      equal to forty percent (40%) of all the
                                      Maximum Dollar Amount.

   SECTION 3.2 -  LOAN FEE:           One percent (1%) of the Maximum Dollar
                                      Amount, such amount being fully earned
                                      on the Closing Date, and payable one
                                      half-percent (.50%) on the Closing Date, and one-quarter of one percent (.25%) on the first and second anniversaries of the Closing Date. The fees payable pursuant to this provision will survive notwithstanding an Early Termination of this Agreement pursuant to Section 9.2 of the Agreement and will be payable on the effective date of such Early Termination.

   SECTION 3.2 -  FACILITY FEE:       $3,500, per quarter, payable on the
                                      Closing Date (prorated for any partial
                                      quarter at the beginning of the term of
                                      this Agreement).

   SECTION 9.1 -  RENEWAL FEE:        One-half of one percent (.50%) of the
                                      Maximum  Dollar  Amount per year.

   SECTION 9.2 -  EARLY TERMINATION
                  FEE:
                                      An amount equal to three percent (3%) of the Maximum Dollar Amount (as defined in the Schedule), if termination occurs on or before the first anniversary of the effective date of this Agreement;
                                      two percent (2%) of the Maximum Dollar
                                      Amount, if termination occurs after
                                      the first anniversary and on or before
                                      the second anniversary of the effective
                                      date of this Agreement; and one percent
                                     (1%) of the Maximum Dollar Amount, if
                                      termination occurs after the second
                                      anniversary and before the Maturity Date.

================================================================================


SECTION 5 - CONDITIONS PRECEDENT

   SECTION 5.2 - MINIMUM
                  AVAILABILITY:         $1,000,000

   SECTION 5.13- OTHER DOCUMENTS
                  AND AGREEMENTS:      1. UCC-1 financing statements, fixture
                                          filings and termination statements;

                                       2. Security Agreements (including those
                                          covering: (a) copyrights, patents and
                                          trademarks, and (b) the Beechcraft
                                          1900 Inventory);

                                       3. Intercreditor Agreement with Raytheon;

                                       4. Lockbox/TriParty/Blocked Account
                                          Agreements;

--------------------------------------------------------------------------------

                                       5. Payment Instructions re:  Collections
                                          under the Clearinghouse Agreement;

                                       6. Agreement with United Airlines re:
                                          no further cash advances to Borrower;

                                       7. Opinion of Borrower's Counsel;

                                       8. Landlord Waivers and Access Agreements
                                          with respect to the locations set
                                          forth on Schedule 5.3;

                                       9. Year 2000 Problem Assessment
                                          Certificate; and

                                       10. Letter of Understanding from United.

================================================================================

SECTION 6 -       REPRESENTATIONS, WARRANTIES AND COVENANTS

   SECTION 6.2 -     PRIOR NAMES OF
                     BORROWER:                None.

   SECTION 6.2 -     PRIOR TRADE NAMES
                     OF BORROWER:             RDU, Inc.

   SECTION 6.2 -     EXISTING TRADE NAMES
                     OF BORROWER:             Great Lakes Airlines
                                              Great Lakes Aviation d/b/a United
                                              Express

   SECTION 6.3 -     OTHER LOCATIONS AND
                     ADDRESSES:               See attached Schedule 6.3.

   SECTION 6.10 -    MATERIAL ADVERSE
                     LITIGATION:              None.

   SECTION 6.10 -    FUTURE CLAIMS AND
                     LITIGATION:              Borrower will promptly inform
                                              Coast in writing of any claim,
                                              proceeding, litigation or
                                              investigation in the future
                                              threatened or instituted by or
                                              against Borrower involving (i) any
                                              single claim of Two Hundred and
                                              Fifty Thousand Dollars ($250,000)
                                              or more, or involving Five Hundred
                                              Thousand Dollar ($500,000) or more
                                              in the aggregate, whether or not
                                              any such claim(s) are insured or
                                              uninsured, and (ii) with respect
                                              to any claims not covered
                                              insurance, any single claim of One
                                              Hundred Thousand Dollars
                                              ($100,000) or more, or involving
                                              Two Hundred and Fifty Thousand
                                              Dollars ($250,000) or more in the
                                              aggregate.

================================================================================

SECTION 8 - ADDITIONAL DUTIES OF BORROWER

   SECTION 8.1 -   OTHER PROVISIONS: 1)    Borrower shall have an ongoing
                                           Tangible Net Worth of Seven Million
                                           Dollars  ($7,000,000)  on the Closing
                                           Date with said amount to be
                                           maintained until the first
                                           anniversary of the Closing Date, at
                                           which time said amount will be
                                           increased to Eight Million Dollars
                                           ($8,000,000), with said Tangible Net
                                           Worth to be increased by One Million
                                           Dollars ($1,000,000)  on  each  and
                                           every  subsequent anniversary of the
                                           Closing Date. If, as a direct result
                                           of weather problems, verified by
                                           Coast to its sole and absolute
                                           satisfaction, Borrower's available
                                           seat miles decline  leading to a
                                           decrease in Borrower's Tangible Net
                                           Worth such that at any time Borrower
                                           fails to maintain the required
                                           Tangible Net Worth, the Interest
                                           Rate applicable to all Loans shall
                                           increase to the Default Rate of
                                           Interest  (set forth in Section
                                           10.2 hereof), notwithstanding the
                                           fact that an Event of Default will
                                           not be deemed to have occurred, and
                                           such Default Rate of Interest will
                                           continue until such time as Borrower
                                           is in compliance with the Tangible
                                           Net Worth covenant. Notwithstanding
                                           the foregoing, an Event of  Default
                                           shall be deemed to have occurred if
                                           at any time Borrower's Tangible Net
                                           Worth  falls  below  Five  Million
                                           Dollars ($5,000,000).

                                     2)    Borrower's accounts payable
                                           shall be maintained as required
                                           under Section 6.20 of the Agreement.

   SECTION 8.2 -  INSURANCE:         Subject to the limitations set forth
                                     in Section 8.2 of the Agreement,
                                     Coast shall release to Borrower
                                     insurance proceeds with respect to
                                     Equipment totaling less than Five
                                     Hundred Thousand Dollars ($500,000).

    SECTION 8.3 - REPORTING:         Borrower shall provide Coast with
                                     the following:

                                     1.    Monthly Receivable agings,
                                           aged by invoice date, including
                                           reconciliation to the General
                                           Ledger, within fifteen (15) days
                                           after the end of each month.

                                     2.    Monthly accounts payable
                                           agings, aged by invoice date,
                                           including reconciliation to the
                                           General Ledger, and outstanding or
                                           held check registers within fifteen
                                           (15) days after the end of each
                                           month.

                                     3.    Monthly internally prepared
                                           financial statements, as soon
                                           as available, and in any event
                                           within thirty (30) days after
                                           the end of each month.

--------------------------------------------------------------------------------

                                     4.    Quarterly internally prepared
                                           financial statements, as soon
                                           as available, and in any event
                                           within forty-five (45) days
                                           after the end of each fiscal
                                           quarter of Borrower.

                                     5.    Annual financial statements,
                                           as soon as available, and in
                                           any event within ninety (90)
                                           days following the end of
                                           Borrower's fiscal year,
                                           certified by, an independent
                                           certified public accountant
                                           acceptable to Coast.

                                     6.    A copy of Borrower's Form 10Q,
                                           as soon as available, and in
                                           any event within 45 days
                                           following the end of each
                                           fiscal year.

                                     7.    A copy of Borrower's Form 10K,
                                           as soon as available, and in
                                           any event within 90 days
                                           following the end of each
                                           fiscal year.

                                     8.    Monthly, a copy of the ACH
                                           "recap/settlement sheet" for
                                           the previous month, as soon as
                                           available.

                                     9.    Borrower's cooperation in
                                           obtaining third party
                                           confirmation of Borrower's
                                           passenger revenues from the
                                           Airline Tariff Publishing
                                           Company, with said information
                                           to be obtained as requested by
                                           Coast.

   SECTION 8.5 - NEGATIVE COVENANTS
                 (ACQUIRED ASSETS):  Two Hundred and Fifty Thousand
                                     Dollars ($250,000) during any
                                     calendar year, with such amount to
                                     be prorated for any partial calendar
                                     year periods during the term of this
                                     Agreement .

================================================================================

SECTION 9 - TERM

   SECTION 9.1 -  MATURITY DATE:     The last Business Day of the month
                                     three (3) years from the Closing
                                     Date, subject to automatic renewal
                                     as provided in Section 9.1  of the
                                     Agreement, and early termination as
                                     provided in Section 9.2 of the
                                     Agreement.

                                  SCHEDULE 5.3

                        [Locations for Landlord Waivers]

1)       1965 330th Street
         Spencer, Iowa  51301

2)       ________________________________
         Chicago, Illinois ______________

3)       ________________________________
         Denver, Colorado _______________

4)       ________________________________
         Grand Island, North Dakota _____

5)       ________________________________
         Cheyenne, Wyoming ______________

6)       ________________________________
         Huron, South Dakota ____________

                                  SCHEDULE 6.3

                             [Borrower's Locations]

-----------------------------------------------------------------------------------------------
  LOC NAME                            FED EX ADDRESS
 ----------                          ----------------
-----------------------------------------------------------------------------------------------
Alliance, NE             5631 Sarpy Rd., Alliance, NE 69301
-------------------------------------------------------------------------------------------------
Waterloo, IA             2790 Airport Blvd., Waterloo, IA  50703
-------------------------------------------------------------------------------------------------
Almosa, CO               2190 State St., Almosa, CO  81101
-------------------------------------------------------------------------------------------------
Amarillo, TX
-------------------------------------------------------------------------------------------------
Scottsbluff, NE          250023 Airport Terminal, Scottsbluff, NE 69361
-------------------------------------------------------------------------------------------------
Bismarck, ND             2301 University Dr., Bismarck, ND  58502
-------------------------------------------------------------------------------------------------
Brookings, SD            413 2nd St. SW., Brookings, SD  57006
-------------------------------------------------------------------------------------------------
Burlington, IA           2501 Summer St., Burlington, IA  52601
-------------------------------------------------------------------------------------------------
Chadron, NE              90 Airport Rd., Chadron, NE  69337
-------------------------------------------------------------------------------------------------
Cortez, CO               Montezoma County Airport, County Rd. G, P.O. Box 1120, Cortez, CO 81321
-------------------------------------------------------------------------------------------------
Chicago (Meigs), IL      1521 S. Lynn White Dr., Chicago, IL  60605
-------------------------------------------------------------------------------------------------
Cheyenne, WY             300 E. 8th St. Cheyenne, WY  82001
-------------------------------------------------------------------------------------------------
Dubuque, IA              11000 Airport Rd., Dubuque, IA  52003
-------------------------------------------------------------------------------------------------
Dodge City, KS           100 Airport Rd., Dodge City, KS 67801
-------------------------------------------------------------------------------------------------
Decatur, IL              910 Airport Rd., Decatur, IL
-------------------------------------------------------------------------------------------------
Denver, CO               DIA 8900 Pens Blvd., B-59, Denver, CO  80249-2037
-------------------------------------------------------------------------------------------------
Denver, CO               ***
-------------------------------------------------------------------------------------------------
Denver, CO               ***
-------------------------------------------------------------------------------------------------
Dickinson, ND            RR 4, Box 130D, Dickinson, ND  58601
-------------------------------------------------------------------------------------------------
Durango, CO              100 Airport Rd., Box 6, Durango, CO 81301
-------------------------------------------------------------------------------------------------
Devils Lake, ND          Devils Lake Airport, Devils Lake, ND  58301
-------------------------------------------------------------------------------------------------
Kearney, NE              5145 Airport Rd., Kearney, NE 68847
-------------------------------------------------------------------------------------------------
Eagle/Vale, CO
-------------------------------------------------------------------------------------------------
Farmington, NM           1300 W. Navajo, Farmington, NM  87401
-------------------------------------------------------------------------------------------------
Fairmont, MN             Fairmont Municipal Airport, Fairmont, MN 56031
-------------------------------------------------------------------------------------------------
Sioux Falls, SD          2801 Jaycee Ln., Sioux Falls, SD  57104
-------------------------------------------------------------------------------------------------
Great Bend, KS           Rt. 1, Box 103A, Great Bend, KS  67530
-------------------------------------------------------------------------------------------------

                             [Borrower's Locations]

-------------------------------------------------------------------------------------------------
  LOC NAME                            FED EX ADDRESS
 ----------                          ----------------
-------------------------------------------------------------------------------------------------
Gillette, WY             2000 Airport Rd., Gillette, WY  82001
-------------------------------------------------------------------------------------------------
Garden City, KS          2225 Air Service Rd., Garden City, KS  67846
-------------------------------------------------------------------------------------------------
Grand Junction, CO
-------------------------------------------------------------------------------------------------
Goodland, KS             Renner Field, 600 E. Airport Rd., Goodland, KS 67735
-------------------------------------------------------------------------------------------------
Grand Island, NE         3773 N. Skypark, Suite 3, Grand Island, NE  68801
-------------------------------------------------------------------------------------------------
Gunnison, CO
-------------------------------------------------------------------------------------------------
Hayden, CO
-------------------------------------------------------------------------------------------------
Huron, SD                1501 Colorado Ave. NW., Huron, SD  57350
-------------------------------------------------------------------------------------------------
Hays, KS                 E. Hwy. 40, Hays, KS  67601
-------------------------------------------------------------------------------------------------
Iron Mountain, MI        500 Airport Rd., Iron Mountain, MI  49801
-------------------------------------------------------------------------------------------------
Williston, ND            Hwy. 2 & Hwy. 85 N., Williston, ND  58801
-------------------------------------------------------------------------------------------------
Ironwood, MI             5560 Airport Rd., Ironwood, MI  49938
-------------------------------------------------------------------------------------------------
Jamestown, ND            1600 21st Ave. NE, Jamestown, ND  58401
-------------------------------------------------------------------------------------------------
Lamar, CO                Lamar Mnn Airport. 3652 County Rd. GG2, Lamar, CO 81052
-------------------------------------------------------------------------------------------------
Lafayette, IN            Term Bldg #104, Airport Rd. W., Lafayette, IN  47906
-------------------------------------------------------------------------------------------------
Lansing, MI              4100 Capitol City Blvd., Lansing, MI  48906
-------------------------------------------------------------------------------------------------
Laramie, WY              555 General Braca Rd., Laramie, WY  82070
-------------------------------------------------------------------------------------------------
North Platte, NE         5400 E. Leebird Dr., Suite #7, North Platte, NE  69101
-------------------------------------------------------------------------------------------------
Liberal, KS              720 Terminal Ave., P.O. Box 410, Liberal, KS  67901
-------------------------------------------------------------------------------------------------
Manistee, MI             2323 Airport Rd., Manistee, MI  49660
-------------------------------------------------------------------------------------------------
McCook, NE               Airport Rd., McCook, NE 69001
-------------------------------------------------------------------------------------------------
Muskegon, MI             101 Simonir Dr., Muskegon, MI 49441
-------------------------------------------------------------------------------------------------
Minneapolis, MN          4800 Green Ln. Dr., St. Paul, MN  55111
-------------------------------------------------------------------------------------------------
Minneapolis, MN          ***
-------------------------------------------------------------------------------------------------
Montrose, CO             2100 Airport Road, Montrose, CO  81401
-------------------------------------------------------------------------------------------------
Mattoon, IL              M Airport Rd. ERT 16, Mattoon, IL  61938
-------------------------------------------------------------------------------------------------
Mt. Vernon, IL           Outland Airport, Rt. d Box 721, Mt. Vernon, IL  62864
-------------------------------------------------------------------------------------------------
Norfolk, NE              Kari Stefan Memorial Airport, Rt. 2 Box 382A, Norfolk, NE  68701
-------------------------------------------------------------------------------------------------

                             [Borrower's Locations]

-------------------------------------------------------------------------------------------------
  LOC NAME                            FED EX ADDRESS
 ----------                          ----------------
--------------------------------------------------------------------------------------------------
Chicago, IL              O'Hare Int'l Airport, P.O. Box 66389, Chicago, IL  60666
--------------------------------------------------------------------------------------------------
ORDDZK                   ***
--------------------------------------------------------------------------------------------------
Oshkosh, WI              525 W. 20th Ave., Oshkosh, WI  54901
--------------------------------------------------------------------------------------------------
Ottumwa, IA              14802 Terminal St., Ottumwa, IA 52501
--------------------------------------------------------------------------------------------------
Pierre, SD               3801 Airport Rd., Pierre, SD  57501-5604
--------------------------------------------------------------------------------------------------
Pueblo, CO               31385 Bryan Circle, Pueblo, CO  81001
--------------------------------------------------------------------------------------------------
Rhinelander, WI          3375 Airport Rd., Rhinelander, WI  54501
--------------------------------------------------------------------------------------------------
Riverton, WY             4800 Airport Rd., P.O. Box 259, Riverton, WY 82501
--------------------------------------------------------------------------------------------------
Rock Springs, WY         Rock Springs Sweetwater County Airport, Hwy. 370, Rock Springs, WY  82901
--------------------------------------------------------------------------------------------------
Santa Fe, NM             443 B Airport Rd., Santa Fe, NM  87501
--------------------------------------------------------------------------------------------------
Sheridan, WY             901 W. Brundage, Sheridan, WY  82801
--------------------------------------------------------------------------------------------------
Salina, KS               3237 Arnold Ave., Salina, KS 67401
--------------------------------------------------------------------------------------------------
Springfield, IL          Rt. 29 JD Jonce Pkwy., Springfield, IL 62707
--------------------------------------------------------------------------------------------------
Spencer, IA              1965 330th St., Spencer, IA  51301
--------------------------------------------------------------------------------------------------
Telluride, CO            P.O. Box 1807, 1500 Last Dollar Rd., Telluride, CO  81435
--------------------------------------------------------------------------------------------------
Traverse City, MI        1330 Airport Access Rd., Traverse City, MI  49686
--------------------------------------------------------------------------------------------------
Quincy, IL               Rt. 1 Baldwin Field, Quincy, IL  62301
--------------------------------------------------------------------------------------------------
Worland, WY              1440 Airport Rd., Worland, WY 82401
--------------------------------------------------------------------------------------------------
Yankton, SD              700 E. 31st, Yankton, SD  57078
--------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.19

                            [Approved ACH Deductions]

                            GREAT LAKES AVIATION, LTD.
                        Allowed Offsets to Clearinghouse Funds




         COMPANIES                                   AVERAGE MONTHLY
                                                        BILLING*

 GROUND HANDLING
-----------------
AIR WISCONSIN                                             22,677
MESA                                                       2,391
NORTHWEST                                                  2,946
TRANSTATE                                                  1,467

 RESERVATION FEES
------------------

THE SABRE GROUP INC                                       83,171
GALILEO INTERNATION                                      110,994

 RADIO COMMUNICATIONS
----------------------

AERONAUTICAL RADIO INC                                    17,517

 FARE PUBLISHING
-----------------

AIRLINES TARIFF PUBLISHING                                 2,306

 PASSENGER SERVICES
--------------------

UNITED AIRLINES                                          723,987
(program fees, baggage claims, baggage deliveries
security, ground services)

 SPACE RENTALS
---------------

UNITED AIRLINES                                          204,510
CONTINENTAL AIRLINES                                       1,220


*BASED ON THE LAST TWELVE MONTHS BILLED

                               SCHEDULE 8.5(e)(1)

                         [Form of Warehouseman's Letter]

                              COAST BUSINESS CREDIT

                            _______________________________  _____, 199__

_____________________________
_____________________________
_____________________________
_____________________________

    Re: __________________________

Ladies and Gentlemen:

         We understand that you now or from time to time may hold on deposit for hire certain property (the "Warehoused Property") of ______________, a ___________ corporation (hereinafter "__________"). Coast Business Credit, a division of Southern Pacific Bank ("Coast") has extended and continues to extend to ________________ significant loans and other financial accommodations, the repayment of which is secured by substantially all of _______________'s assets, specifically including the Warehoused Property.

         This letter shall serve to confirm the following agreements among you, ______________, and Coast:

         1. You shall, promptly upon receipt of request from Coast, provide to Coast such information regarding the Warehoused Property (including, but not limited to, information regarding storage and other warehouse related charges) as Coast may request.

         2. You are authorized to release and deliver the Warehoused Property per the instructions of ______________, until such time as you have been notified to the contrary by Coast.


         3. Upon receipt of a written notice from Coast, you shall no longer deliver any of the Warehoused Property to _____________ or to any other party pursuant to instructions from _____________. After receipt of such notice from Coast, the Warehoused Property may only be delivered by you pursuant to instructions from Coast.

         4. You shall, upon Coast's request, deliver to Coast any and all of the Warehoused Property.

         5. Any notice hereby permitted to be given shall be in writing and may be personally delivered to the respective recipient at its address set forth herein or sent via facsimile to such recipient's facsimile number set forth below. Notice properly transmitted shall be effective upon dispatch.

_______________________

_____________ ___, 199_                                                Page ___



         Please acknowledge your agreement to the foregoing by executing this letter where appropriate below and returning the original copy of this letter to Coast at its address set forth below.

                                      COAST BUSINESS CREDIT, a division of
                                      Southern Pacific Bank


                                      By______________________________________
                                      Title:__________________________________

                                      Address for notices:

                                      12121 Wilshire Boulevard
                                      Suite 1400
                                      Los Angeles, California 90925
                                      Facsimile No. (310) 826-2884



                                      ____________________________________,
                                      a ______________________ corporation


                                      By:______________________________________
                                      Title:___________________________________

                                      Address for notices:



                                      _________________________________________
                                      _________________________________________
                                      _________________________________________
                                      Facsimile No. (______) _______-__________


ACKNOWLEDGED AND AGREED
ON THIS ____ DAY OF ____________, 199___

[Warehouse]


By__________________________________________
Title:______________________________________

Address for notices:

____________________________________________
____________________________________________
____________________________________________
Facsimile No. (____) ____-_______

                               SCHEDULE 8.5(e)(2)

                             [Form of Bailee Letter]

                              COAST BUSINESS CREDIT

____________________________        __________________  _____, 199__

____________________________

____________________________

____________________________

    Re:______________________________("BORROWER")

Ladies and Gentlemen:

          We understand that you now or from time to time may be in possession of certain property ("Property") of Borrower, as a result of your rendition of services to Borrower.

          Coast Business Credit, a division of Southern Pacific Bank ("Coast") has extended and continues to extend to Borrower significant loans and other financial accommodations, the repayment of which is secured by substantially all of Borrower's assets, specifically including the Property.

          This letter shall serve to confirm the following agreements among you, Borrower and Coast:

         1. You shall, promptly upon receipt from Coast, provide to Coast such information regarding the Property (including, but not limited to, information regarding fees, charges, advances, and other expenses) as Coast my request.

         2. You are authorized to release and deliver the Property per the instructions of Borrower, until such time as you have been notified to the contrary by Coast.

         3. Upon receipt of a written notice from Coast, you shall no longer deliver any of the Property to Borrower or to any other parties pursuant to instructions from Borrower. After receipt of such notice from Coast, the Property may only be delivered by you pursuant to instructions from Coast.

         4. You shall, upon Coast's request, deliver to Coast any and all of the Property.

         5. Any notice hereby permitted to be given shall be in writing and may be personally delivered to the respective recipient at its address set forth herein or sent via facsimile to such recipient's facsimile number set forth below. Notice properly transmitted shall be effective upon dispatch.

_________________________
___________  ____, 199___                                            Page ____



          Please acknowledge your agreement to the foregoing by executing this letter where appropriate below and returning the original copy of this letter to Coast at its address set forth below.

                                           COAST BUSINESS CREDIT, a division of
                                           Southern Pacific Bank


                                           By_________________________________
                                           Title:_____________________________

                                           Address for notices:

                                           12121 Wilshire Boulevard
                                           Suite 1400
                                           Los Angeles, California 90925
                                           Facsimile No. (310) 826-2884

                                           ___________________________,
                                           a ______________ corporation



                                           By:________________________________
                                           Title:_____________________________

                                           Address for notices:

                                           ___________________________________
                                           ___________________________________
                                           ___________________________________
                                           Facsimile No. (____) _____-________


ACKNOWLEDGED AND AGREED
ON THIS ____ DAY OF ____________, 199___

________________________


By_____________________________________
Title:_________________________________

Address for notices:

_______________________________________
_______________________________________
_______________________________________
Facsimile No. (______) ______-_________